                                                                    EXHIBIT 10.1



                             AMENDED AND RESTATED
                               LICENSE AGREEMENT
                               -----------------

     AMENDED AND RESTATED LICENSE AGREEMENT dated as of the 20th day of August, 1996 by and between Lau Acquisition Corp. d/b/a Lau Technologies, a Massachusetts corporation having its principal place of business at 531 Main Street, Acton, Massachusetts 01720 ("Licensor") and Viisage Technology, Inc., a Delaware corporation having its principal place of business at 531 Main Street, Acton, Massachusetts 01720 ("Licensee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Licensor is the current owner of the Business of the Imaging Division and the owner or licensee of certain proprietary technology for products, systems and services relating to the verification, recognition or identification of human faces and other biometrics; and

     WHEREAS, Licensee desires to obtain an exclusive worldwide license from Licensor to use the proprietary technology except as it relates to access control systems and services for federal governments which are described below;

     WHEREAS, Licensor is contributing substantially all of the assets and liabilities of its identification systems division to Licensor and this agreement is to take effect on the date of that transfer (the "Contribution Date");

     WHEREAS, Licensee desires to develop, revise, enhance, modify, and/or create derivatives with respect to such proprietary technology for use in connection with Licensee's products, systems and services; and

     WHEREAS, the parties desire to amend and restate the license agreement entered into by them on June 24, 1996.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


SECTION I - DEFINITIONS.
-----------------------

     As used herein, the following capitalized terms shall have the respective meanings set forth below:

     1.1  "Access Control Field" shall mean the control of human entry through
           --------------------
doorways, gates, turnstiles or similar thresholds in and to buildings or facilities located on properties owned or controlled by the United States federal government, or any other national government (but not political subdivisions thereof) which is a member of the United Nations, using apparatus at the entry point which may involve the use of facial recognition and/or other biometric technologies, identification documents or cards, databases, communications equipment and/or digital system components.

     1.2  "Business of the Imaging Division"  shall mean the business of the
           --------------------------------
Viisage Technology Division of Licensor as conducted on or before the Contribution Date, including without limitation as it is described in the registration statement on Form S-1 filed with the Securities and Exchange Commission in connection with Licensee's initial public offering of securities.

     1.3  "Documentation" shall mean user manuals, notes, diagrams, drawings,
           -------------
reports, publications and technical specifications including without limitation descriptions of manufacturing processes and technical drawings, all computer programs in both object and source code format and any other physical embodiment of the Technology and Improvements owned or controlled by Licensor.

     1.4  "Improvements" shall mean any Technology that is discovered,
           ------------
developed, or otherwise owned or controlled by Licensor at any future time as further set forth in Section 2.4 of this Agreement but shall specifically exclude Modifications made by or on behalf of Licensee pursuant to Section 4.1 of this Agreement, which shall be owned solely by Licensee.

     1.5  "Licensee" shall mean Viisage and its permitted successors and
           --------
assigns.

     1.6  "Licensor" shall mean Lau and its permitted successors and assigns.
           --------

     1.7  "Owned or controlled" shall include Technology and/or Improvements
           -------------------
which the Licensor owns, hereafter acquires or under which the Licensor is licensed or becomes licensed and has the right to grant sublicenses.

     1.8  "Modifications" shall include any developments, modifications,
           -------------
enhancements, revisions or derivatives to the Technology made by or on behalf of Licensee as further provided in Section 4.1 of this Agreement.

     1.9  "Proprietary Information" shall mean all trade secrets and
           -----------------------
confidential information disclosed in writing by one party (the "Disclosing Party") to the other (the "Receiving Party").

     The definition of "Proprietary Information" herein shall not include information which

(a) is at the time of disclosure or later becomes known within the relevant industry under circumstances involving no breach of this Agreement;

(b) is lawfully and in good faith made available to the Receiving Party by a third party;

(c) is required to be disclosed by the Receiving Party by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for similar material and reasonable advance notice is given to the Disclosing Party;

(d) is independently developed or otherwise rightfully known by the Receiving Party following the date of this Agreement; or

(e) is inherently disclosed in the use, lease, sale or other distribution of, or publicly available supporting documentation for, any present or future product or service licensed hereunder.

     1.10 "Technology" includes the copyright and patent rights listed on
           ----------
Exhibit A which is attached hereto and incorporated herein by reference, and includes all rights worldwide that relate to the Business of the Imaging Division and that are owned or controlled by Licensor as of, and following, the date of the execution of this Agreement, said rights including (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all continuation, continuation-in-part, divisional, reissue, reexamination, revision and extension patents and patent applications, (b) all copyrightable works, all copyrights, and all copyright registrations, applications and renewals, (c) all trade secrets and confidential information including ideas, concepts, discoveries, formulas, formulations, processes, techniques, compositions, data, designs, drawings, specifications, research and development, know-how, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, (d) software and computer programs (in all forms and formats including without limitation source, object, and executable code), (e) all other intellectual property or proprietary rights, (f) Documentation, and (g) Proprietary Information; provided that the Technology shall not include any of the technology or any other rights licensed by Licensor from Facia Reco Associates, L.P., it being understood that Licensee is entering into a license directly with Facia Reco Associates, L.P.

SECTION II - TERMS OF LICENSE.
------------------------------

     2.1  Grant of License.
          ----------------

(a) Subject to Sections 2.3 and 2.4 below, effective as of the Contribution Date, the Licensor hereby grants to Licensee and the Licensee hereby accepts from Licensor an exclusive, perpetual, irrevocable, paid-up, royalty-free, worldwide license to use all of Licensor's rights, now existing or hereafter acquired, direct or indirect, in the Technology, including without limitation the right: (1) to copy and distribute copies, utilize, develop, perform and display publicly, prepare derivative works, improve, modify, revise and enhance the Technology or any portion or component thereof as Licensee shall determine appropriate, (2) to make, have made, use, lease, rent, sell, offer to sell, import, (3) to sublicense pursuant to Section 2.2 below, or (4) to cause its subcontractors, representatives or agents to perform the same for Licensee's benefit. Licensor shall not for itself or authorize or appoint any third party to engage in any action by which would conflict with such license except in the Access Control Field.

(b) On the Contribution Date, Licensor shall deliver to Licensee all Documentation in existence on the date hereof regarding the Technology, including without limitation, computer programs listed on Exhibit A in both
                                                               ---------
     object and source code format and user documentation related thereto.

     2.2  Right to Grant Sublicenses.  The Licensee shall have the right to
          --------------------------
grant sublicenses, and such sublicensees shall have the right to grant sublicenses, of equal or lesser scope under the license set forth in Section 2.1.

     2.3  Limitations on License Grant.  Notwithstanding the generality of
          ----------------------------
Section 2.1 above, Licensee acknowledges that certain of the Technologies are subject to third party proprietary rights which have been licensed to Licensor and, accordingly, this Agreement and the license granted hereunder may be subject to all such third party's restrictions included in the contracts furnished to Licensee pursuant to the Amended and Restated Asset Transfer Agreement between the parties of even date herewith or as Licensor may notify Licensee in writing from time to time. Further, Licensee may not use the Technology in the Access Control Field.

     2.4  Improvements.
          ------------

(a) If, during the term of this Agreement, the Licensor shall develop, improve, make, acquire, control or obtain the right to use (by license or otherwise) any discovery, invention or Improvement (whether patentable or unpatentable), or new method, system, technique or device or any technical information, knowledge, technique, data or practice used in or relating to the Business of the Imaging Division (including, without limitation any such developments provided by Licensor to any of its other permitted sublicensees), the Licensor shall promptly disclose the same to the Licensee in writing and the same shall be and become, without the necessity of any further action by the Licensor or the Licensee, a part of and be included in the Technology licensed pursuant to this Agreement.

(b) In connection with Section 2.4(a), the Licensor agrees promptly to provide the Licensee with copies of all Documentation of such Improvements acquired by Licensee including without limitation, computer programs in both object and source code format and user documentation related thereto. Licensor also agrees that it shall provide Licensee with such consulting services as the Licensee may reasonably request to enable Licensee to fully understand and utilize such Improvements at Licensor's standard commercial rates for such services.

SECTION III - REPRESENTATIONS, WARRANTIES AND COVENANTS.
-------------------------------------------------------

     3.1  Licensee.  Licensee represents, warrants and covenants to Licensor as
          --------
follows:

(a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and all necessary action, corporate or otherwise, has been taken by it to execute, deliver and perform this Agreement.

(b) The execution, delivery and performance of this Agreement does not violate nor conflict with the Certificate of Incorporation, the by-laws, any existing material agreement of the Licensee with any third party or any laws to which Licensee is subject.

     3.2  Licensor.  Licensor represents, warrants and covenants to Licensee as
          --------
follows:

(a) Licensor is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and all necessary action, corporate or otherwise, has been taken by it to execute, deliver and perform this Agreement.

(b) The execution, delivery and performance of this Agreement does not violate nor conflict with the Articles of Organization, the by-laws, any existing material agreement of the Licensor with any third party or any laws to which Licensor is subject.

(c) Licensor has not granted any rights to any third party relating to the Technology except (i) pursuant to the customer contracts which the Licensor is assigning to the Licensee pursuant to the Asset Transfer Agreement or
     (ii) with respect to security interests granted by Licensor in general intangibles under certain of Licensor's financing arrangements. Licensor has delivered to Licensee each pending patent application which relates to the Technology.

(d) Licensor has not received any charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation, or violation of any rights of third parties which relate to the Technology which has not been disclosed to Licensee in writing.

(e) Licensor will file a notice with respect to this Agreement with the Patent and Trademark Office promptly following the Contribution Date.

SECTION IV - MODIFICATIONS
--------------------------

     4.1 Licensee and any of Licensee's duly authorized agents, representatives, sublicensees or subcontractors, may develop, modify, enhance, revise or prepare derivatives of the Technology as Licensee in its sole discretion shall deem necessary or expedient for its own use or for use by any third party who has contracted with the Licensee or any of its sublicensees (a "Modification"). Any such Modification shall be deemed to be the sole and exclusive property of Licensee and shall constitute part of Licensee's Proprietary Information as that term is defined herein.

     4.2 Licensee agrees to grant Licensor an exclusive, paid-up, royalty-free, perpetual license to use the Modifications in the Access Control Field. During the term of this Agreement, disclosure of Modifications shall be made by Licensee to Licensor no later than thirty (30) days after their release for external use in a patent or copyright application, in a customer proposal or in a system or product licensed, leased or sold to a License's customer.

SECTION V - PROPRIETARY INFORMATION.
-----------------------------------

     5.1 Except with the prior written consent of the Disclosing Party or as provided in this Agreement, the Receiving Party shall not directly or indirectly disclose to any third party any of the Proprietary Information from the Disclosing Party within three (3) years of the receipt of such Proprietary Information. The Receiving Party agrees to use the same care and discretion to avoid disclosure, publication, or dissemination outside of itself of received Proprietary Information as the Receiving Party employs with similar information of its own which it does not desire to publish, disclose or disseminate. The Receiving Party may also disclose Proprietary Information received from the Disclosing Party hereunder to any third party in the ordinary course of business, including in the development, marketing, distribution or maintenance of products or services, provided such third party has executed a written agreement obligating the third party to limit use of such information in the field of use permitted to the Receiving Party hereunder (or a more restrictive subset of such field of use) and prohibiting such third party from further disclosure of information so received outside of itself and its affiliated entities for the same period applicable to the Receiving Party hereunder. Notwithstanding the foregoing, Licensor acknowledges that the Licensee may release or otherwise disclose Proprietary Information to the extent required in responding to requests for proposals from potential customers, in the furtherance of the performance of any awarded contracts, or to other entities which participate in such proposals or awarded contracts. Any required disclosure or use of the Licensor's Proprietary Information by the Licensee or other entities including without limitation its sublicensees shall not constitute a breach of any term of this Agreement or any other rights of the Licensor in the Proprietary Information.

SECTION VI - INFRINGEMENT OF LICENSED TECHNOLOGY OR IMPROVEMENTS.
----------------------------------------------------------------

     6.1  Notification of Infringement.  Each party shall notify the other of
          ----------------------------
any infringement of any Technology or Modifications of which it has knowledge and shall provide the other with the available evidence, if any, of such infringement.

     6.2  Enforcement.  If Licensor has not, within thirty (30) days after the
          -----------
date on which it is notified or otherwise becomes aware of an alleged infringement of Technology (a) terminated such infringement or (b) initiated legal action against the infringer, then Licensor shall, upon the written request of Licensee, grant the Licensee the right to prosecute the infringer.

     6.3  Expenses; Proceeds.  The party which prosecutes the infringement shall
          ------------------
bear the costs and expenses of bringing such action, except as provided in
Section 6.2. All amounts recovered in any enforcement action brought by Licensor, whether by judgment or settlement, shall be retained by Licensor. All amounts recovered by Licensee in any enforcement action brought by Licensee, whether by judgment or settlement, shall be retained by Licensee.

     6.4  Other.  The Licensee and Licensor shall fully cooperate with each
          -----
other in the planning and execution of any enforcement action. Neither the Licensee, its sublicensees nor the Licensor shall enter into any settlement that includes the grant of a license under, agreement not to enforce, or any statement prejudicial to the validity or enforceability of any Technology or this Agreement without the prior written consent of the other.

     6.5  Declaratory Actions.  In the event that a declaratory judgment action
          -------------------
alleging invalidity or non-infringement of any of the Technology shall be brought against the Licensee or Licensor at such entity's option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of that action at its expense subject to the aforesaid Section 6.4 of this Article VI.

SECTION VII -- INDEMNIFICATION
------------------------------

     7.1  Indemnification.
          ---------------

(a)  General.  Each party agrees to indemnify and hold harmless the other party,
     -------
     its sublicensees, subcontractors, representatives, agents, employees, officers and directors, successors and assigns from and against any and all liabilities, losses, damages, claims, suits and expenses, including reasonable legal fees and costs and all liabilities of whatsoever kind or nature imposed on, incurred by, or asserted against the other party, its sublicensees, subcontractors, representatives, agents, employees, officers and directors, successors and assigns relating to or arising out of any failure of the defaulting party to perform or comply with the terms of this Agreement, including without implied limitation any breach of the representations and warranties contained herein.

SECTION VIII - PRODUCT LIABILITY
--------------------------------

     8.1 Licensee shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold Licensor, directors, officers, employees and affiliates (other than Licensee), harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including reasonable legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of a product utilizing the Technology or arising from any obligation of Licensee hereunder, except that this indemnification shall not apply to claims that the Technology infringes third party intellectual property rights. Notwithstanding the foregoing, Licensee's obligation to indemnify the Licensor as previously stated, shall be further limited to claims, proceedings, demands and liabilities arising solely out of acts or omissions of Licensee.

     8.2 Licensee shall obtain and carry in full force and effect commercial, general liability insurance which shall protect Licensor with respect to events covered by Section 8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list Licensor as one of the additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to Licensor prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000.00) per occurrence with an aggregate of Three Million Dollars ($3,000.000.00) for personal injury or death, and One Million Dollars ($1,000,000.00) per occurrence with an aggregate of Three Million Dollars ($3,000,000.00) for property damage.

Licensee shall provide Licensor with Certificates of Insurance evidencing the same.

     8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR, ITS DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION SECTION 7.1, LICENSOR MAKES NO REPRESENTATION OR WARRANTY THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.

     8.4 IN NO EVENT SHALL EITHER PARTY OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER LICENSOR OR LICENSEE SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

SECTION IX - MARKINGS.
---------------------

     9.1 Licensee agrees to mark all products utilizing the Technology sold in the United States with all applicable United States patent numbers and copyright notices of which it has been informed of by Licensor.

SECTION X - EXPORT CONTROLS.
---------------------------

     10.1 It is understood that the Technology may be subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), and that each's obligations hereunder are contingent on compliance with application United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of such agency.

SECTION XI - NON-USE OF NAMES.
-----------------------------

     11.1 Licensee shall not use the names or trademarks of Lau Technologies (other than those names or trademarks assigned by Licensor to Licensee pursuant to the Asset Transfer Agreement), nor any adaptation thereof, nor the names of any of its employees, in any advertising, promotional or sales literature without prior written consent obtained from Lau Technologies, or said employee, in each case, except that Licensee may state that it is sub-licensed under one or more of the patents and/or applications comprising the Technology.

SECTION XII - TERM AND TERMINATION.
----------------------------------

     12.1 General.  This Agreement shall automatically terminate and be of no
          -------
further force and effect if the transfer of substantially all of the assets and liabilities of Licensor's identification systems division to Licensee does not occur pursuant to the Asset Transfer Agreement between the parties of even date herewith on or before September 30, 1997.

     12.2 Termination by the Licensee.  The Licensee shall have the right to
          ---------------------------
terminate this Agreement, effective immediately, upon written notice of termination to Licensor.

     12.3 Survival.  In the event of any termination of this Agreement by
          --------
Licensee, the following shall survive termination and continue to be binding on parties: (1) the provisions of Sections V (proprietary information), VII (indemnification), VIII (product liability), X (export control), XI (non-use of names) and this Section 12.3; and (2) any sublicense to an end user of products previously granted by Licensee or its sublicensees. Licensor may continue to use the Modifications in the Access Control Field following the termination of this Agreement.

SECTION XIII - MISCELLANEOUS.
----------------------------

     13.1 Force Majeure.  In the event that any party is unable to perform any
          -------------
of its obligations under this Agreement because of natural disaster, actions or decrees of governmental bodies or electrical, communication or delivery failure not the fault of the affected party (hereafter referred to as a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended. If the period of nonperformance exceeds fifteen (15) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may by giving notice terminate this Agreement.

     13.2 Further Assistance.  Each party agrees to duly execute and deliver, or
          ------------------
cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out effectually the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

     13.3 Notice.  All notices, including approvals, that any party hereto is
          ------
required or may desire to give to the other shall be in writing and shall be given by addressing the same to the other at the address or facsimile number set forth in this Section, or at such other address or facsimile number as either may specify in writing to the other. All notices shall become effective when deposited in the United States Mail with proper postage for first class registered or certified air mail prepaid, return receipt requested, or when delivered personally, or, if promptly confirmed by mail as provided above, when dispatched by telegram, telex, facsimile or other written telecommunications, addressed:

     If to the Licensor:           Lau Technologies
                                   531 Main Street
                                   Acton, MA  01720
                                   Attn:  President
                                   Telephone: (508) 263-8365
                                   Telecopier: (508) 263-3358

     If to Licensee:               Viisage Technology, Inc.
                                   531 Main Street
                                   Acton, MA  01720
                                   Attn:  President
                                   Telephone: (508) 263-8365
                                   Telecopier: (508) 263-3358

     13.4 Waiver.  No failure on the part of the either party to exercise, and
          ------
no delay in exercising, any right, remedy, power or privilege hereunder, and no course of dealing between the parties, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, remedy, power or privilege.

     13.5 Assignment.  Neither party may assign this Agreement or any rights or
          ----------
obligations hereunder except as expressly set forth in this Agreement, provided,
                                                                       --------
however, that either party may fully assign its rights and interests, and
-------
delegate its obligations, hereunder, effective upon written notice thereof (a) to an entity controlled by such party if such entity assumes all of the obligations of such party hereunder and this Agreement remains binding upon such party; or (b) to any entity which acquires all or substantially all of the assets of either party or which is the surviving entity in a merger or consolidation with such party, if such entity assumes all of the obligations of the assigning party hereunder.

     13.6 Injunctive Relief.  Any breach of this Agreement by a party to this
          -----------------
Agreement could cause irreparable damage to the non-breaching party. In the event of such breach, the non-breaching party shall have, in addition to any and all remedies of law, the right to seek an injunction, specific performance or other equitable relief to prevent a violation of this Agreement.

     13.7  Entire Agreement.  This Agreement sets forth the entire understanding
           ----------------
of the parties with respect to their subject matter.

     13.8  No Modification.  This Agreement may be changed only by a writing
           ---------------
signed by duly-authorized representatives of both parties hereto.

     13.9  Severability.  In the event that any one or more of the provisions
           ------------
contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change so as to cause completion of the transactions contemplated herein to be unreasonable.

     13.10 Succession.  This Agreement shall be binding upon and shall inure to
           ----------
the benefit of the parties hereto and their respective successors and other legal representatives and, to the extent that any assignment hereof is permitted hereunder, their assignees.

     13.11 Applicable Law; Dispute Resolution.
           ----------------------------------

(a) This Agreement shall in all events and for all purposes be governed by, construed in accordance with, the law of The Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

(b) Except for the right of either party to apply to a court of competent jurisdiction for injunctive relief as provided in Section 13.6 above, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes Licensor and Licensee each hereby irrevocably consents and submits.

(c) Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

     13.12 Counterparts.  This Agreement may be executed in counterparts.  Each
           ------------
counterpart, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered as of the date set forth in the preamble hereto.

                                    LAU TECHNOLOGIES


                                    By: /s/ Joanna T. Lau
                                        -----------------------------------
                                    Title: President
                                           --------------------------------


                                    VIISAGE TECHNOLOGY, INC.


                                    By: /s/ Robert C. Hughes
                                        -----------------------------------
                                    Title: President
                                           --------------------------------

                                   EXHIBIT A

                               LAU TECHNOLOGIES

                             PATENT DOCKET REPORT

                                 June 15, 1996

DOCKET          CTY.            TITLE             STATUS    APPLN. NO.    FILING DATE
--------------  ----  --------------------------  ------  --------------  -----------
LTH-0001        USA   APPARATUS FOR COUPLING      F            08/262552  2DJE1994
                      MULTIPLE DATA SOURCES ONTO
                      A PRINTED DOCUMENT

LTH-0001CP      USA   APPARATUS FOR COUPLING      F               486958  07JE1995
                      MULTIPLE DATA SOURCES ONTO
                      A PRINTED DOCUMENT

LTH-0001CPPC    PCT   APPARATUS FOR COUPLING      F       PCT/US95/07815  19JE1995
                      MULTIPLE DATA SOURCES ONTO
                      A PRINTED DOCUMENT

LTH-0004        USA   SYSTEMS AND METHODS FOR     F            08/316041  30SE1994
                      RECORDING DATA

LTH-0004PC      PCT   SYSTEMS AND METHODS FOR     F       PCT/US95/12742  29SE1995
                      RECORDING DATA

LTH-0009        USA   SYSTEMS AND METHODS FOR     F            08/408517  20MR1995
                      RECORDING DATA

LTH-0009PC      PCT   SYSTEMS AND METHODS FOR     F       PCT/US96/02977  04MR1996
                      RECORDING DATA

"PCT" -- Patent Cooperation Treaty

                          LAU TECHNOLOGIES COPYRIGHTS

CONTROL NO.             DESCRIPTION           DATE OF   REGISTRATION NO.
-------------  -----------------------------  --------  ----------------
REG.
-------------
20000032       MA Robot Control S/W           09/26/94  TXu 650-972
20000039       LAU Image Capture Application  09/26/94  TXu 650-855
20000073       MA Network Job Builder         09/26/94  TXu 650-889
20000075       Image Server                   10/17/94  TXu 652-723
20000051       Vision Inspection System       10/24/94  TXu 657-465